EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-226012), and
(2)Registration Statement (Form S-3 No. 333-222312) and in the related Prospectus;
of our reports dated March 16, 2021, with respect to the consolidated financial statements of Drive Shack Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Drive Shack Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

New York, New York
March 16, 2021